                        UNITED STATES BANKRUPTCY COURT
                        _______ DISTRICT OF __________

                                    )
In re                               ) CASE NO.  [              ]
                                    ) Chapter 11
MERISEL, INC.,                      )
200 Continental Blvd.               )
El Segundo, California 90245        )
                                    )        BENEFICIAL OWNER BALLOT FOR
Employer ID No. 95-4172359          )         PLAN OF REORGANIZATION OF
                                    )                MERISEL, INC.
                    Debtor.         )  (12.5% SENIOR NOTES DUE 2004 -- CLASS 4)
____________________________________)

   THIS BALLOT IS FOR BENEFICIAL OWNERS OF THE 12.5% SENIOR NOTES DUE 2004.

          The Plan of Reorganization of Merisel, Inc., dated _________, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of Class 4 12.5% Senior Promissory Notes Due 2004 ("12.5% Notes") voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if it finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. (S) 1129(b).

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY.

        THE VOTING DEADLINE IS 5:00 P.M., EASTERN TIME, ______ __, 1997

    IF YOU HOLD IN STREET NAME (see Instructions), PLEASE ALLOW SUFFICIENT
                  ADDITIONAL TIME FOR PROCESSING OF YOUR VOTE
                     BY YOUR BANK OR BROKER, OR ITS AGENT.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT SO THAT IT IS
-------------------------------------------------------------------------------
RECEIVED NOT LATER THAN THE VOTING DEADLINE BY THE BANK OF NEW YORK AT THE
--------------------------------------------------------------------------
FOLLOWING ADDRESS:
------------------
              101 BARCLAY STREET - 7E, NEW YORK, NEW YORK 10286
              -------------------------------------------------
              (ATTN:  REORGANIZATION DEPARTMENT, GEORGE JOHNSON).
              ---------------------------------------------------

              YOU SHOULD NOT SUBMIT 12.5% NOTES WITH THIS BALLOT
                         ---
                       BALLOT FOR 12.5% NOTES (CLASS 4)

                      PLEASE MAKE SURE YOU HAVE PROVIDED
                   ALL INFORMATION REQUESTED BY THIS BALLOT

ITEM 1.   AGGREGATE FACE AMOUNT OF 12.5% NOTES

        I certify that as of ___________, 1997, I am the beneficial owner (or authorized signatory for a beneficial owner) of the following aggregate face amount of 12.5% Notes: $____________________ face amount

ITEM 2.   CLASS 4 12.5% NOTES CLAIM VOTE ON PLAN. (PLEASE CHECK ONLY ONE BOX).

                [_]     ACCEPT (vote FOR) the Plan.
                        ------

                [_]     REJECT (vote AGAINST) the Plan.
                        ------

ITEM 3.   I certify that I am either:

   (a) the beneficial owner and record owner of the 12.5% Notes to which this Ballot pertains; or

   (b) the beneficial owner of the 12.5% Notes to which this Ballot pertains and authorize and instruct the record owner of, or other nominee with respect to, the 12.5% Notes to which this Ballot pertains, to (i) execute a Master Ballot reflecting this Ballot and (ii) deliver the Master Ballot to the Voting Agent.

Name of Beneficial Holder of 12.5% Notes:  _____________________________________

                                By:_____________________________________________
                                   (Signature of Noteholder or Authorized Agent)

Printed Name:_________________________________  Title:__________________________

Address:________________________________________________________________________

Telephone: (______)___________________________

Social Security or Federal Tax I.D. No. ________________________________________

Dated: _______________________________________

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

                    INSTRUCTIONS FOR COMPLETING THE BALLOT

          Merisel, Inc. is soliciting your vote on its Plan of Reorganization, dated ___________, 1997 (the "Plan"), referred to in the Disclosure Statement, dated ___________, 1997. Please review the Plan and Disclosure Statement before you vote. The capitalized terms used in the Ballot and these Instructions and not defined in the Instructions have the meaning ascribed to them in the Plan.

          This Ballot is being sent to beneficial owners of 12.5% Notes, whether they hold in the name of a broker, bank or other nominee or intermediary as the record owner (in "street name") or in their own names as the record owner. You may receive multiple mailings containing Ballots, especially if you own 12.5% Notes in more than one record name.

          If you receive more than one Ballot and you own in more than one record name, then you should vote each Ballot that you receive for the 12.5% Notes only for the notes covered by that Ballot, and you must complete and attach the "Certificate Of Multiple Ownership," which is enclosed with this Ballot or provide the same information on your own form.

          TO COMPLETE THE BALLOT PROPERLY, TAKE THE FOLLOWING STEPS:

          You must provide all of the information required by this Ballot. Failure to do so may result in the disqualification of your vote.

          ITEM 1: AGGREGATE FACE AMOUNT OF 12.5% NOTES. Make sure that the information required by Item 1 has been inserted; if you do not know the aggregate face amount of 12.5% Notes that you own, please contact The Bank of New York, 101 Barclay Street - 7E, New York, New York 10286 (Attn:
Regorganization Department, George Johnson), as Voting Agent, at (212) 815-4997, or your broker or your nominee.

          ITEM 2: VOTE. Cast your vote either to accept or reject the Plan by checking the proper box in Item 2 for the 12.5% Notes held by you.

          Beneficial owners may not split their vote on the Plan with respect to their 12.5% Notes. Thus, if you are submitting a vote with respect to any 12.5% Notes that you beneficially own, you must vote all of your 12.5% Notes in the same way (i.e., all "accept" or all "reject"). See "Multiple Mailings," above.
          ----

          ITEM 3:  CERTIFICATION.  Please read Item 3 before signing.

          SIGNATURE. Sign and date your Ballot. Provide your name and mailing address only (i) if different from the printed address that appears on the
        ----
Ballot, or (ii) if no preprinted address appears on the Ballot.

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

          If you are completing this Ballot on behalf of another entity, indicate your relationship with that entity and the capacity in which you are signing.

          An authorized signatory of an eligible beneficial owner may execute this Ballot, but must provide the name and address of the beneficial owner on this Ballot and may be required to submit evidence to the Bankruptcy Court showing the signatory's authorization to vote on behalf of the beneficial owner. Authorized signatories voting on behalf of more than one beneficial owner must
                                                                          ----
complete a separate Ballot for each beneficial owner and the Certificate Regarding Multiple Ownership.

                       PLEASE MAIL YOUR BALLOT PROMPTLY!

          MAILING INSTRUCTIONS. The Ballot should be returned by mail in the pre-addressed envelope provided with the Ballot so that it will be received by
                                                                   --------
the Voting Agent at the address below on the VOTING DEADLINE, WHICH IS __________, 1997.

          If you are the record owner of the 12.5% Notes, you should return the Ballot to the Voting Agent, THE BANK OF NEW YORK, 101 BARCLAY STREET - 7E, NEW YORK, NEW YORK 10286 (ATTN: REGORGANIZATION DEPARTMENT, GEORGE JOHNSON). The ballot may also be sent by overnight courier or hand delivery to The Bank of New York, 101 Barclay Street, Corporate Trust Services Window, Ground Level, New York, New York 10286 (Attn: Regorganization Department, George Johnson).

          If you own the 12.5% Notes in street name (see above), you should return the Ballot to the broker, bank, or other nominee that sent you the ballot.

                  DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.
                      FAXED BALLOTS WILL NOT BE COUNTED.

 THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE
               ---                                 ---
            OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN.

          Holders should not surrender, at this time, certificates representing
                         ---
their securities. Merisel will not accept delivery of any certificates surrendered with this Ballot. Surrender of securities for exchange may only be made and will only be accepted pursuant to a letter of transmittal which will be furnished to you following confirmation of the Plan by the Bankruptcy Court.

          QUESTIONS. IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES or if you believe that you have received the wrong Ballot, please contact The Bank of New York (Attn: Reorganization Department, George Johnson), as Voting Agent, at (212) 815-4997, or your broker, bank or other nominee immediately.

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

                       CERTIFICATE OF MULTIPLE OWNERSHIP
                       ---------------------------------

          I certify that the information specified in the following table covers all other 12.5% Notes for which I have submitted additional ballots (please use additional sheets of paper if necessary):

                                 Name of Registered     Face Amount
             Account Number       Holder of Nominee    of 12.5% Notes
         ----------------------  ------------------  -----------------

         1.____________________  __________________  $________________

         2.____________________  __________________  $________________

         3.____________________  __________________  $________________


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